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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-122262) and related Prospectus of Noble Energy, Inc. for the registration of 30,737,166 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2004, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in Noble Energy, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

March 11, 2005
Dallas, Texas

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm